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                                                                    Exhibit 3.37

                               [Logo} SEAFIRST BANK
                          COMMERICAL SECURITY AGREEMENT


Borrower:  CENTENNIAL FOODS, INC.           LENDER: SEATTLE-FIRST NATIONAL BANK
           PO BOX 430                       Eastern Commercial Team 1/Spokane 14
           IDAHO FALLS, ID  83402           West 601 Riverside Avenue
                                            Spokane, WA 99201

THIS COMMERCIAL SECURITY AGREEMENT is entered into between CENTENNIAL FOODS, INC.(referred to below as `Grantor"); and Seattle-First National Bank (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security Interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement:

         AGREEMENT. The "Agreement" means this Commercial Security Agreement, as may be modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

         COLLATERAL.   The  word  "Collateral"  means  the  following  described
property of Grantor, whether now owned or hereafter acquired, whether now existing for hereafter arising, and wherever located:

                  ALL EQUIPMENT, MACHINERY, FURNITURE AND FIXTURES, COMPLETE WITH ATTACHMENTS, PARTS AND ACCESSORIES, NOW OWNED OR HEREAFTER ACQUIRED BY DEBTOR OR IN WHICH DEBTOR HAS RIGHTS. SEE ATTACHED EXHIBIT `A' FOR LEGAL DESCRIPTION OF REAL PROPERTY TO WHICH FIXTURES ARE ATTACHED.

         In addition, the word "Collateral" includes all the following,  whether

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now owned or hereafter acquired,  whether now existing or hereunder arising, and wherever located:

                  (a) All attachments, accessions, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

                  (b) All products and produce of any of the property described in this Collateral section.

                  (c) All accounts, contract rights, general intangibles, instruments, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

                  (d) All proceeds (including insurance proceeds) from the sale or other disposition of any of the property described in this Collateral section.

                  (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all programming and software required to utilize, create, maintain, and process any such records or data on electronic media.

         Event of Default. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "Events of Default."

         Grantor. The word "Grantor" means CENTENNIAL FOODS, INC.

         Guarantor. The word "Guarantor" means and includes without limitation all guarantors, sureties, and accommodation parties.

         Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness", includes all other obligations, debts and liabilities, plus

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interest thereon,  of Grantor, or any one or more of them, to Lender, as well as all claims by Lender against Grantor or any one or more of them, whether existing now or later: whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with other; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

         Lender. The word "Lender" means Seattle-First National Bank, its successors or assigns.

         Note. The word "Note" means the note or credit agreement dated November 9, 1990 in the principal amount of $1,184,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

         Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other documents, whether now or hereafter existing, executed in connection with Grantor's Indebtedness to Lender.

OBLIGATIONS OF GRANTOR.  Grantor warrants and covenants to Lender as follows:

         Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of this Agreement as a financing g statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor will promptly notify Lender of any change in Grantor's name including any change to

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the assumed business names of Grantor.  This is a continuing  Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebtedness to Lender.

         No Violation Notices. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement. Grantor will give Lender prior written notice of any change of either Grantor's legal structure or of any change of Grantor's chief executive office or if Grantor has no place of business, Grantor's residence, and change of records location.

         Enforceability of Collateral. The Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

         Removal of Collateral. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to the Lender. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, and except for sales of inventory in the ordinary course of its business, Grantor shall not take or permit any action which would require registration of the vehicles outside the State of Washington, without the prior written consent of Lender.

         Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not

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be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

         Title. Grantor warrants that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

         Maintenance and Inspection of Collateral. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located.

         Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

         Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so

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long as  Lender's  interest  on the  Collateral,  in  Lender's  opinion,  is not jeopardized.

         Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substances, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 6901, et seq., or other applicable state of Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The representations and warranties contained herein are based on Grantor's due diligence in investing the Collateral for hazardous waste. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

         Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverage and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. In no event shall the insurance be in an amount less than the amount agreed upon in the Agreement to Provide Insurance.

         Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to d so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or
replacement  of  the  damaged  or  destroyed  Collateral,   Lender  shall,  upon

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satisfactory  proof of expenditure,  pay or reimburse  Grantor from the proceeds for the reasonable costs of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the indebtedness.

         Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

         Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the value; and (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

         GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of the Collateral by

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Lender  is  required  by law to  perfect  Lender's  security  interest  in  such
Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral.

         EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due either (I) the term of any applicable insurance policy or (ii) the remaining term of the Note or (c) be treated as a balloon payment which will be due and payable at the Note's maturity., This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

         EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                  Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.

                  Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the related Documents or in any other agreement between Lender and Grantor.
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                  False  Statements.  Any warranty,  representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement is false or misleading in any material respect, either now or at the time made or furnished.

                  Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect
                  (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

                  Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

                  Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor against the Collateral or any other collateral securing the indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender.

                  Entry of Judgment.  Entry of any judgment against Grantor.

                  Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

                  Insecurity.  Lender, in good faith, deems itself insecure.

         RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, and at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

                  Accelerate   Indebtedness.   Lender  may  declare  the  entire
                  Indebtedness,  including any prepayment  penalty which Grantor

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                  would be required to pay, immediately due and payable, without notice.

                  Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

                  Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless, the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation to the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the indebtedness secured by this Agreement and shall be payable on demand with interest at the Note rate from date of expenditure until repaid.

                  Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right. (b) The receiver may be an employee of Lender and may serve without bond. (c) All fees of the receiver and his or her attorney shall become part of the

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                  Indebtedness secured by this Agreement.

                  Collect Revenues. Lender may revoke Grantor's right to collect the rents and revenues from the Collateral and may, either itself or through a receiver, collect the rents and revenues. To facilitate collection, Lender may notify Grantor's account debtors and obligors on an instrument to make payments directly to Lender.

                  Obtain Deficiency. Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

                  Other Rights and Remedies. In addition to Lender's rights and remedies as a secured creditor under the provisions of the Washington Uniform Commercial Code, as may be amended from time to time, Lender shall have and may exercise any or all of the rights and remedies it may have available at law, in equity, or otherwise.

                  Apply Accounts. Lender may hold all Collateral consisting of accounts with Lender, and Lender may apply the funds in these accounts to pay all or part of the Indebtedness.

                  Cumulative Remedies. All of Lender's rights and remedies whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

         MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement.
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                  Amendments.   This   Agreement,   together  with  any  Related
                  Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be changed or bound by the alteration or amendment.

                  Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Grantor agrees to submit to the jurisdiction of the courts of King County, State of Washington. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

                  Attorneys' Fees; Expenses. Grantor agrees top pay upon demand all of Lender's costs and expenses, including attorneys' fees and legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

                  Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

                  Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the persons signing below is responsible for all obligations in this Agreement. Where any one or more of the parties are corporations or partnerships, it is not necessary for Lender to inquire into the powers of any of the parties or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

                  Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address(es).

                  Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

                  Successor Interests. Subject to the limitations set forth above or transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

                  Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of

                  Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor nay course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases consent may be granted or withheld in the sole discretion of Lender.

         GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED NOVEMBER 9, 1990.

         GRANTOR:

         CENTENNIAL FOODS, INC.


         By  /s/Ike Lynch              11/7/90
           -----------------------------------
         IKE LYNCH, PRESIDENT/CEO